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                                                                   EXHIBIT 10.30

[FAIRCHILD SEMICONDUCTOR LETTERHEAD]

April 3, 2000

John M. Watkins, Jr.
c/o Fairchild Semiconductor Corporation
82 Running Hill Road
South Portland, ME 04106

Dear John:

This letter sets forth an agreement between you and Fairchild Semiconductor International, Inc., a Delaware corporation (the "Company"), regarding the Company's grant to you of certain shares of restricted stock in connection with your employment as Senior Vice President and Chief Information Officer of the Company's wholly owned subsidiary, Fairchild Semiconductor Corporation.

1. SHARES GRANTED

In partial consideration for your decision to accept employment with Fairchild Semiconductor Corporation, the Company shall issue and grant to you on the date hereof, at no cost to you, subject to the transfer restrictions, forfeiture provisions and other terms and conditions described herein, 30,000 shares of the Company's Class A Common Stock, par value $.01 per share (the "Restricted Shares"), which shares shall be duly authorized, validly issued and non-assessable.

2. TRANSFER RESTRICTIONS

For a period of two years following the date hereof, you shall not, without the prior written consent of the Company, Transfer (as defined below) any Restricted Shares except to a Permitted Transferee (as defined below). "Transfer" includes the making of any sale, exchange, assignment, hypothecation, gift, security interest, pledge or other encumbrance, or any agreement to do any of the foregoing, any voting trust or other agreement or arrangement with respect to the transfer of voting rights or any other beneficial interest in any of the Restricted Shares, the creation of any other claim thereto or any other transfer or disposition whatsoever, whether voluntary or involuntary, affecting the right, title, interest or possession in or to the Restricted Shares. "Permitted Transferee" means (1) your spouse, children or grandchildren (in each case, natural or adopted), any trust for the sole benefit of such persons, any charitable trust of which you are the grantor, or any corporation, limited liability company or partnership in which you, your spouse and/or your children or grandchildren (in each case, natural or adopted) directly and beneficially own all the equity interests or (2) any person or entity who takes Vested Shares (as defined in Section 3 below) in a sale made in reliance on Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), or any person who takes Vested Shares in a sale registered by the Company under the Securities Act, provided that no person or

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John M. Watkins, Jr.
April 3, 2000
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entity shall be a Permitted Transferee by virtue of clause (1) of this definition unless such person or entity enters into an agreement with the Company binding such person or entity to the same extent as you are bound hereby. Any Permitted Transferee of Vested Shares by virtue of clause (2) of the preceding sentence shall not be bound by any transfer or other restrictions or limitations hereunder.

3. FORFEITURE PROVISIONS

In the event your employment with Fairchild Semiconductor Corporation is terminated for any reason other than your death or your Permanent Disability (as defined below) (including without limitation as a result of your voluntary resignation or termination by the Company with or without cause), any and all right, title and interest that you or any Permitted Transferee may have to or in any Restricted Shares that are not Vested Shares shall be automatically and immediately forfeited as of the date of such termination and all such forfeited shares shall revert to the Company treasury as of such date without any action by you or the Company. "Permanent Disability" shall mean a permanent and total incapacity to perform services substantially similar to those provided to the Company or any of its subsidiaries immediately prior to the date of such disability. Upon such event of forfeiture, you (or any Permitted Transferee(s)) shall surrender to the Company for cancellation stock certificates representing at least the number of Restricted Shares that are not Vested Shares at the time of forfeiture, provided that the Company shall promptly thereafter issue new stock certificates representing any Vested Shares represented by such surrendered certificates. In the event your employment with Fairchild Semiconductor Corporation is terminated as a result of your death or your Permanent Disability, then all Restricted Shares that were not Vested Shares as of the date of such termination shall automatically become Vested Shares as of such date. "Vested Shares" shall mean the number of Restricted Shares equal to
(1) 10,000 plus (2) 10,000 multiplied by the number of full years that have elapsed after the date hereof plus (3) any shares deemed to be Vested Shares pursuant to the preceding sentence. Vested Shares shall not be subject to the forfeiture provisions hereunder but shall be subject to the restrictions on Transfer described above (except following Transfer to a Permitted Transferee by virtue of clause (2) of the definition of Permitted Transferee).

4. FILING OF SECTION 83(B) ELECTION

You shall timely file an appropriate form of Section 83(b) Election with respect to Restricted Shares that are not Vested Shares as of the date hereof with the Internal Revenue Service Center with which you file your federal tax return and provide a copy to the Company, all within 30 days after the date hereof. In addition, a copy of the election must be included with your federal tax return for the 2000 tax year. A suggested form of Section 83(b) Election is attached.

5. TAX CONSEQUENCES; LOAN

You will incur certain federal and state income tax obligations upon receipt of the Restricted Shares which the Company is obligated to withhold and remit to the Internal Revenue Service on your behalf. The Company shall cause Fairchild Semiconductor Corporation to lend you an

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John M. Watkins, Jr.
April 3, 2000
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amount sufficient to pay such tax withholding obligations. The amount of the loan will equal 34.5% of the fair market value of the Restricted Shares (determined without regard to any restrictions) as of the date hereof. The loan amount will not necessarily reflect the actual effect that receipt of the Restricted Shares will have on your total 2000 federal and state tax obligations. The loan will be evidenced by the attached promissory note. Please sign the promissory note and return it with the signed copy of this letter agreement. You agree that the loan shall be used to pay withholding taxes due as a result of your receipt of the Restricted Shares. In addition, by signing this letter you authorize and direct the Company to apply (or cause to be applied) the proceeds of your loan directly to the payment of such withholding taxes.

6. REPRESENTATIONS AND WARRANTIES MADE BY YOU

By signing where indicated below, you represent and warrant to the Company that:

      (a) you are receiving the Restricted Shares not with a view to distribution thereof that would violate the Securities Act or the applicable securities laws of any state, and that you will not distribute any Restricted Shares in violation of the Securities Act or any such state laws;

      (b) you understand that the Restricted Shares have not been registered under the Securities Act or the securities laws of any state, and that the Restricted Shares must be held indefinitely unless subsequently registered under the Securities Act and any applicable state securities laws or unless an exemption (such as that currently provided by Rule 144 under the Securities Act) from such registration is available;

      (c) you understand that the exemption from registration provided by Rule 144 under the Securities Act will not be available to you until one year has elapsed after your receipt of the Restricted Shares; and

      (d) you understand and acknowledge that the Restricted Shares are subject to a substantial risk of forfeiture as provided in Section 3 above.

7. LEGENDS

All stock certificates representing Restricted Shares that are not Vested Shares shall bear the following legends in addition to any other legend required under applicable law:

            THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.

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John M. Watkins, Jr.
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            THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT FOR
            A PERIOD OF TIME TO RESTRICTIONS ON TRANSFER, AND PROVISIONS THAT REQUIRE SUCH SHARES TO BE FORFEITED TO THE COMPANY UNDER CERTAIN CIRCUMSTANCES, UNDER THE TERMS OF A RESTRICTED STOCK AGREEMENT, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF THE COMPANY, AND THE TRANSFER OR OTHER DISPOSITION OF SUCH SECURITIES IS PERMITTED ONLY UPON PROOF OF COMPLIANCE WITH THE TERMS OF SUCH AGREEMENT.

8. NOTATION

The Company reserves the right to enter or cause to be entered a notation on the appropriate transfer records of the Company with respect to the restrictions on Transfer referred to in this Agreement.

9. NO EFFECT ON EMPLOYMENT

Nothing herein contained shall confer on you any right to remain in the employ of Fairchild Semiconductor Corporation or any of its affiliates.

Please indicate your agreement to the terms hereof by signing a copy of this letter where indicated below and returning such copy, as signed, to the undersigned officer of the Company.

Yours very truly,

FAIRCHILD SEMICONDUCTOR
INTERNATIONAL, INC.

By: /s/ Matthew W. Towse
    ----------------------------
    Matthew W. Towse
    Vice President, Treasurer


ACKNOWLEDGED AND AGREED:

/s/ John M. Watkins, Jr.
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John M. Watkins, Jr.